UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026
CHIPOTLE MEXICAN GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32731 (Commission File Number)	84-1219301 (I.R.S. Employer Identification No.)
610 Newport Center Drive, Suite 1100
Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 524-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
Chipotle Mexican Grill, Inc. (“Chipotle”) held its 2026 annual meeting of shareholders on June 11, 2026 (the “Annual Meeting”). At the Annual Meeting, 1,121,739,569 shares of common stock were represented in person or by proxy. Final voting results for each proposal are set forth below.
Election of Directors
1. Chipotle shareholders elected each of the ten (10) director nominees to the Board of Directors, to serve for a one-year term.

DIRECTOR NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Albert Baldocchi	1,001,217,518	21,859,657	571,818	98,090,576
Scott Boatwright	1,020,985,579	2,105,915	557,499	98,090,576
Matthew Carey	1,016,160,244	6,931,904	556,845	98,090,576
Patricia Fili-Krushel	995,825,973	27,300,189	522,831	98,090,576
Laura Fuentes	1,017,851,654	5,286,406	510,933	98,090,576
Mauricio Gutierrez	1,017,857,901	5,219,669	571,423	98,090,576
Robin Hickenlooper	1,015,374,343	7,742,674	531,976	98,090,576
Scott Maw	1,013,657,465	9,430,120	561,408	98,090,576
Josh Weinstein	1,016,173,425	6,796,391	679,177	98,090,576
Mary Winston	1,011,306,021	11,830,374	512,598	98,090,576
Other Proposals
2. The shareholders approved, on a nonbinding, advisory basis, the compensation paid to Chipotle’s executive officers, as disclosed in the proxy statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
973,639,399	47,598,354	2,411,240	98,090,576
3. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Chipotle’s independent registered public accounting firm for the year ending December 31, 2026.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,050,087,750	66,089,192	5,562,627	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

June 16, 2026	By:	/s/ Ilene Eskenazi
Chief Legal and Human Resources Officer